EXHIBIT 99.1

PROXY

HEALTHTRONICS SURGICAL SERVICES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [            ], 2004

The undersigned appoints, Argil J. Wheelock, M.D. and Martin J. McGahan, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the shares of common stock of HealthTronics Surgical Services, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting to be held in Marietta, Georgia, on [            ] [    ], 2004 in the manner shown on this form as to the following matters and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment for the purpose of soliciting additional proxies.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

(Continued and to be signed on reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

HEALTHTRONICS SURGICAL SERVICES, INC.

[            ] [    ], 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2(a)-(g). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Proposal to approve the Agreement and Plan of Merger dated June 11, 2004, between Prime Medical Services, Inc. and HealthTronics, pursuant to which Prime will be merged with and into HealthTronics; and

	2. Proposal to amend and restate HealthTronics’ articles of incorporation, including the following: (a) To increase the number of authorized shares to 70,000,000;	3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
FOR [_] AGAINST [_] ABSTAIN [_]	FOR [_] AGAINST [_] ABSTAIN [_]

(b) To authorize the issuance of up to 30,000,000 shares of preferred stock;
FOR [_] AGAINST [_] ABSTAIN [_]

(c) To expand the limitation of liability for directors;
FOR [_] AGAINST [_] ABSTAIN [_]

(d) To provide for indemnification of the officers and directors;
FOR [_] AGAINST [_] ABSTAIN [_]

(e) To set forth certain circumstances under which the new articles may be amended;
FOR [_] AGAINST [_] ABSTAIN [_]

(f) To change the name of HealthTronics to “HealthTronics, Inc.”;
FOR [_] AGAINST [_] ABSTAIN [_]

(g) To amend and restate HealthTronics’ articles of incorporation as described in proposals 2(a)-(f), as well as the other changes described in the proposed amended and restated articles;
FOR [_] AGAINST [_] ABSTAIN [_]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                                         [_]

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

Signature of Shareholder                                          Date:                      Signature of Shareholder                                          Date:

Note:This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.